Exhibit 99.(h).4.i

EXHIBIT B

THIS EXHIBIT B, amended and restated effective as of May 28, 2015, is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, each of the investment companies and the Portfolios listed below and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS

GROUP A

Virtus Equity Trust

Virtus Balanced Fund

Virtus Contrarian Value Fund

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund

Virtus Low Duration Income Fund

Virtus Tax-Exempt Bond Fund

Virtus Opportunities Trust

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Disciplined Equity Style Fund

Virtus Disciplined Select Bond Fund

Virtus Disciplined Select Country Fund

Virtus Emerging Markets Debt Fund

Virtus Emerging Markets Equity Income Fund

Virtus Emerging Markets Small-Cap Fund

Virtus Essential Resources Fund

Virtus Foreign Opportunities Fund

Virtus Global Commodities Stock Fund

Virtus Global Dividend Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus Greater European Opportunities Fund

Virtus Herzfeld Fund

Virtus High Yield Fund

Virtus International Equity Fund

Virtus International Real Estate Securities Fund

Virtus International Small Cap Fund

Virtus International Wealth Masters Fund

Virtus Low Volatility Equity Fund

Virtus Multi-Sector Intermediate Bond Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund

Virtus Wealth Masters Fund

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund

Virtus Sector Trend Fund

(formerly, Virtus AlphaSector® Rotation Fund)

Virtus Dynamic Trend Fund

(formerly, Virtus Dynamic AlphaSector® Fund)

Virtus Equity Trend Fund

(formerly, Virtus Premium AlphaSector® Fund)

Virtus Multi-Asset Trend Fund

(formerly, Virtus Allocator Premium AlphaSector® Fund)

Virtus Global Equity Trend Fund

(formerly, Virtus Global Premium AlphaSector® Fund)

GROUP B

VIRTUS VARIABLE INSURANCE TRUST

Virtus Capital Growth Series

Virtus Growth & Income Series

Virtus International Series

Virtus Multi-Sector Fixed Income Series

Virtus Equity Trend Series

(formerly, Virtus Premium AlphaSector Series)

Virtus Real Estate Securities Series

Virtus Small-Cap Growth Series

Virtus Small-Cap Value Series

Virtus Strategic Allocation Series

GROUP C

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Alternative Income Solution Fund

Virtus Alternative Total Solution Fund

VATS Offshore Fund, LTD. 1

Virtus Alternative Inflation Solution Fund

Virtus Credit Opportunities Fund 2

Virtus Multi-Strategy Target Return Fund 2

Virtus Strategic Income Fund

1 Fees will be included with those fees charged to the Portfolio that holds the Cayman subsidiary.

2 Service commencement effective upon launch or mutual agreement of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit B to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ William Greilich
Name:	William Greilich
Title:	Managing Director

VIRTUS FUND SERVICES, LLC

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	Vice President & Asst. Treasurer

VIRTUS MUTUAL FUNDS:

VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS OPPORTUNITIES TRUST

VIRTUS VARIABLE INSURANCE TRUST

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VATS OFFSHORE FUND, LTD.

Each on behalf of itself and its Portfolios only

By:	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:	Executive Vice President